Exhibit 4.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 dated as of May 14, 2015 (this “Amendment”) to the Amended and Restated Five-Year Credit Agreement dated as of July 23, 2014 (the “Credit Agreement”) among The Dun & Bradstreet Corporation (the “Company”), the Borrowing Subsidiaries referred to therein, the Lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), The Bank of Tokyo-Mitsubishi UFJ, Ltd. And RBS Citizens, N.A., as Co-Syndication Agents, and Bank of America, N.A., Barclays Bank PLC and HSBC Bank USA, N.A., as Co-Documentation Agents.

The parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, include this Amendment and refer to the Credit Agreement as amended hereby.

Section 2. Amendments to the Credit Agreement. Section 6.06 of the Credit Agreement is amended and restated in its entirety to read in full as follows:

Section 6.06. Total Debt to EBITDA Ratio. The Total Debt to EBITDA Ratio will not exceed at the end of any fiscal quarter of the Company, for any such fiscal quarter that ends (i) before December 31, 2016, 4.5 to 1.0 and (ii) on or after December 31, 2016, 4.0 to 1.0.

Section 3. Representations of the Company. The Company represents and warrants that (i) the representations and warranties of the Company set forth in Section 3.01, 3.02 and 3.03 (with each reference in such Sections to “Transaction” to include the transactions contemplated hereby, and to “this Agreement” to be deemed a reference to this Agreement and the Credit Agreement as amended hereby) of the Credit Agreement shall be true in all material respects on and as of the Amendment Effective Date, except to the extent they expressly relate to an earlier date in which case they shall be true in all material respects as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date.

Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page hereto by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be as effective as delivery of a manually executed counterpart hereof.

Section 6. Conditions to Effectiveness. This Amendment shall become effective upon receipt by the Administrative Agent of counterparts of this Amendment signed by each of the Borrower and Lenders comprising the Required Lenders (such date, the “Amendment Effective Date”).

Section 7. Ratification. Except to the extent hereby amended, the Credit Agreement remains in full force and effect and is hereby ratified and affirmed.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

THE DUN & BRADSTREET CORPORATION

By:	/s/ Richard H. Veldran
Name: Richard H. Veldran
Title: Chief Financial Officer

By:	/s/ Kathleen M. Guinnessey
Name: Kathleen M. Guinnessey
Title: Treasurer and Investor Relations Officer

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Helene P. Sprung
Name: Helene P. Sprung
Title: Senior Vice President

[Signature Page to Amendment No. 1]

HSBC BANK USA, N.A

By:	/s/ Randolph E. Cates
Name: Randolph E. Cates
Title: SVP

[Signature Page to Amendment No. 1]

CITIZENS BANK, N.A.

By:	/s/ Barrett D. Bencivenga
Name: Barrett D. Bencivenga
Title: Senior Vice President

[Signature Page to Amendment No. 1]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Frank Brown
Name: Frank Brown
Title: Managing Director

[for Lenders requiring two signature blocks]

By:
Name:
Title:

[Signature Page to Amendment No. 1]

Bank of America, N.A.

By:	/s/ Stacey Hamilton Sandler
Name: Stacey Hamilton Sandler
Title: SVP

[for Lenders requiring two signature blocks]

By:
Name:
Title:

[Signature Page to Amendment No. 1]

Barclays Bank Plc.

By:	/s/ Amir Barash
Name: Amir Barash
Title: Director Executed in New York

[Signature Page to Amendment No. 1]

The Northern Trust Company

By:	/s/ Andrew Holtz
Name: Andrew Holtz
Title: Senior Vice President

[Signature Page to Amendment No. 1]

Citibank, N.A.

By:	/s/ Brian Rolli
Name: Brian Rolli
Title: Vice President

[Signature Page to Amendment No. 1]

The Bank of New York Mellon, as a Lender

By:	/s/ David B. Wirl
Name: David B. Wirl
Title: Managing Director

[Signature Page to Amendment No. 1]

TD Bank, N.A.

By:	/s/ Shreya Shah
Name: Shreya Shah
Title: Senior Vice President

[Signature Page to Amendment No. 1]

Bank of Montreal

By:	/s/ Anna Smith
Name: Anna Smith
Title: Vice President

[for Lenders requiring two signature blocks]

By:
Name:
Title:

[Signature Page to Amendment No. 1]

Wells Fargo Bank, N.A.

By:	/s/ Beth Rue
Beth Rue
Director

[Signature Page to Amendment No. 1]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Lender

By:	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

[Signature Page to Amendment No. 1]

The Governor and Company of the Bank of Ireland

By:	/s/ Cora Phelan
Name: Cora Phelan
Title: Authorised Signatory

By:	/s/ Conor Linehan
Name: Conor Linehan
Title: Authorised Signatory

[Signature Page to Amendment No. 1]

The Chiba Bank, Ltd., New York Branch, as a Lender

By:	/s/ Nobukazu Odaka
Name: Nobukazu Odaka
Title: General Manager

[for Lenders requiring two signature blocks]

By:
Name:
Title:

[Signature Page to Amendment No. 1]